Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-193172 on Form S-1 of our report dated February 8, 2006 relating to the financial statements of GeoVax, Inc. appearing in the Prospectus which is a part of the Registration Statement. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/S/ TRIPP, CHAFIN & COMPANY, LLC

Marietta, Georgia
March 14, 2014